Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Senior Director, Investor Relations
(617) 796-8232

Hospitality Properties Trust Announces Fourth Quarter and Year End 2015 Results

Fourth Quarter Comparable Hotel RevPAR Growth of 6.2% Year Over Year

Newton, MA (February 24, 2016).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter and year ended December 31, 2015, compared to the results for the prior year comparable periods:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

	($ in thousands, except per share and RevPAR data)

Net income (loss) available for common shareholders (1)	$(24,660)	$51,357	$145,754	$176,521
Net income (loss) available for common shareholders per share (basic and diluted) (1)	$(0.16)	$0.34	$0.97	$1.18
Adjusted EBITDA (2)	$123,729	$164,247	$674,896	$661,802
Normalized FFO available for common shareholders (2) (3)	$81,083	$121,458	$503,663	$493,363
Normalized FFO available for common shareholders per share (diluted) (2) (3)	$0.54	$0.81	$3.34	$3.29

Portfolio Performance
Comparable hotel RevPAR	$85.24	$80.23	$91.69	$84.39
Comparable hotel RevPAR growth	6.2%	—	8.7%	—
RevPAR (all hotels)	$84.28	$79.98	$91.42	$84.54
RevPAR growth (all hotels)	5.4%	—	8.1%	—
Coverage of HPT’s minimum returns and rents for hotels	0.92x	0.83x	1.07x	0.94x

(1)         Net income (loss) for the quarter and year ended December 31, 2015 each includes a $36.8 million, or $0.24 per share, non-cash loss on the distribution of The RMR Group Inc. (NASDAQ: RMR) common stock to HPT’s shareholders, and a $44.9 million, or $0.30 per share, and a $62.3 million, or $0.41 per share, respectively, incentive management fee.

(2)         Reconciliations of net income (loss) available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO available for common shareholders, and net income to earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA as adjusted, or Adjusted EBITDA, for the quarter and years ended December 31, 2015 and 2014 appear later in this press release.

(3)         Normalized FFO available for the quarter ended December 31, 2015 includes a $62.3 million, or $0.41 per share, incentive management fee expense recognized in the quarter ended December 31, 2015.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange. No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

John Murray, President and Chief Operating Officer of HPT, made the following statement regarding today’s announcement:

“We are pleased with the continued strong performance from our hotel and travel center portfolios this quarter.  Our comparable hotel RevPAR growth of 6.2% exceeded the hotel industry’s performance for the twelfth consecutive quarter and reflected the benefits of our renovation program.   HPT’s total shareholder returns during the two year period ended December 31, 2015 exceeded the total shareholder returns of the SNL REIT Hotel Index, resulting in $62.3 million of incentive management fee expense for 2015 under our business management agreement with RMR.  Excluding this incentive management fee expense, HPT would have reported Normalized FFO per share growth of 17.3% and Adjusted EBITDA growth of 13.2% for the quarter.”

Results for the Three Months and Year Ended December 31, 2015 and Recent Activities:

•           Net Income (Loss) Available for Common Shareholders: Net loss available for common shareholders for the quarter ended December 31, 2015 was $(24.7) million, or $(0.16) per diluted share, compared to net income available for common shareholders of $51.4 million, or $0.34 per diluted share, for the quarter ended December 31, 2014.  Net loss available for common shareholders for the quarter ended December 31, 2015 includes $44.9 million, or $0.30 per share, of incentive management fee expense and a $36.8 million, or $0.24 per share, non-cash loss on the distribution of RMR common stock to HPT’s shareholders.  The weighted average number of diluted common shares outstanding was 151.4 million for the quarter ended December 31, 2015 and 149.8 million for the quarter ended December 31, 2014.

Net income available for common shareholders for the year ended December 31, 2015 was $145.8 million, or $0.97 per diluted share, compared to $176.5 million, or $1.18 per diluted share, for the year ended December 31, 2014.  Net income available for common shareholders for the year ended December 31, 2015 includes $62.3 million, or $0.41 per share, of incentive management fee expense, a $36.8 million, or $0.24 per share, non-cash loss on the distribution of RMR common stock to HPT’s shareholders and an $11.0 million, or $0.07 per share, gain on the sale of real estate. The weighted average number of diluted common shares outstanding was 151.0 million for the year ended December 31, 2015 and 149.8 million for the year ended December 31, 2014.

•           Adjusted EBITDA: Adjusted EBITDA for the quarter ended December 31, 2015 was $123.7 million compared to $164.2 million during the same period last year. Excluding the impact of the $62.3 million of incentive management fee expense, Adjusted EBITDA for the quarter ended December 31, 2015 compared to the same period in 2014 increased 13.2% to $186.0 million.

Adjusted EBITDA for the year ended December 31, 2015 was $674.9 million compared to $661.8 million during the same period last year. Excluding the impact of the $62.3 million incentive management fee expense, Adjusted EBITDA for the year ended December 31, 2015 compared to the same period in 2014 increased 11.4% to $737.2 million.

•           Normalized FFO available for common shareholders: Normalized FFO available for common shareholders for the quarter ended December 31, 2015 were $81.1 million, or $0.54 per diluted share, compared to Normalized FFO available for common shareholders for the quarter ended December 31, 2014 of $121.5 million, or $0.81 per diluted share.  The decrease in Normalized FFO available for common shareholders per diluted share is due primarily to the impact of the $62.3 million, or $0.41 per share, of incentive management fee expense recognized in the quarter ended December 31, 2015, partially offset by the impact of HPT’s hotel and travel center acquisitions since October 1, 2014 and the increase in returns realized due to the improved operating results at certain of HPT’s hotels.

Excluding the impact of the $62.3 million of incentive management fee expense, Normalized FFO available for common shareholders for the quarter ended December 31, 2015 compared to the same period in 2014 increased 18.0% to $143.3 million, or $0.95 per diluted share.

Normalized FFO available for common shareholders for the year ended December 31, 2015 were $503.7 million, or $3.34 per diluted share, compared to Normalized FFO available for common shareholders for the year ended December 31, 2014 of $493.4 million, or $3.29 per diluted share.  The increase in Normalized FFO available for common shareholders per diluted share is due primarily to the impact of HPT’s hotel and travel center acquisitions since January 1, 2014 and the increase in returns realized due to the improved operating results at certain of HPT’s hotels, partially offset by the impact of the $62.3 million, or $0.41 per share, of incentive management fee expense recognized in the quarter ended December 31, 2015.

Excluding the impact of the $62.3 million of incentive management fee expense, Normalized FFO available for common shareholders for the year ended December 31, 2015 compared to the same period in 2014 increased 14.7% to $565.9 million, or $3.75 per diluted share.

•           Comparable Hotel RevPAR:  For the quarter ended December 31, 2015 compared to the same period in 2014 for HPT’s 291 hotels that it owned continuously since October 1, 2014: average daily rate, or ADR, increased 4.6% to $118.88; occupancy increased 1.1 percentage points to 71.7%; and revenue per available room, or RevPAR, increased 6.2% to $85.24.

For the year ended December 31, 2015 compared to the same period in 2014 for HPT’s 290 comparable hotels that it owned continuously since January 1, 2014: ADR increased 6.8% to $120.81; occupancy increased 1.3 percentage points to 75.9%; and RevPAR increased 8.7% to $91.69.

•           RevPAR (all hotels):  For the quarter ended December 31, 2015 compared to the same period in 2014 for HPT’s 302 hotels: ADR increased 4.5% to $118.70; occupancy increased 0.6 percentage points to 71.0%; and RevPAR increased 5.4% to $84.28.

For the year ended December 31, 2015 compared to the same period in 2014 for HPT’s 302 hotels: ADR increased 6.6% to $120.93; occupancy increased 1.1 percentage points to 75.6%; and RevPAR increased 8.1% to $91.42.

•           Hotel Coverage of Minimum Returns and Rents: For the quarter ended December 31, 2015, the aggregate coverage ratio of (x) total property level revenues minus FF&E reserve escrows, if any, and all property level expenses which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 0.92x from 0.83x for the three months ended December 31, 2014.

For the year ended December 31, 2015, the aggregate coverage ratio of (x) total property level revenues minus FF&E reserve escrows, if any, and all property level expenses which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 1.07x from 0.94x for the year ended December 31, 2014.

As of December 31, 2015, approximately 68% of HPT’s aggregate annual minimum returns and rents from its hotels were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s hotel operating agreements.

•           Recent Property Acquisition Activities:  On October 30, 2015, HPT acquired the land and certain improvements at a travel center located in Waterloo, NY it leased from a third party and subleased to TravelCenters of America LLC (NYSE: TA), or TA, for $15.0 million, excluding acquisition related costs. These assets were added to HPT’s lease with TA and TA is now directly leasing these assets from HPT with rent for these assets now directly paid to HPT.

On January 6, 2016, HPT agreed to acquire a full service hotel with 221 rooms located in Portland, Oregon for a purchase price of $114.0 million, excluding closing costs. HPT plans to add this hotel to its management agreement with InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental.

On February 1, 2016, HPT acquired two extended stay hotels with 262 suites located in Cleveland, OH and Westlake, OH for an aggregate purchase price of $12.0 million, excluding closing costs.  HPT converted these hotels to the Sonesta ES Suites® hotel brand and added them to its management agreement with Sonesta International Hotels Corporation, or Sonesta.

•           Recent Financing Activities:  On December 9, 2015, HPT amended the agreement governing its revolving credit and term loan facilities.  Pursuant to the amendment, the maximum amount of borrowings available under HPT’s revolving credit facility increased from $750.0 million to $1.0 billion.

On February 3, 2016, HPT issued $750.0 million aggregate principal amount of unsecured senior notes in underwritten public offerings, which included: $400.0 million aggregate principal amount of 4.25% unsecured senior notes due 2021 and $350.0 million aggregate principal amount of 5.25% unsecured senior notes due 2026.  Net proceeds from these offerings ($732.3 million after original issue discounts and offering expenses) were used to repay amounts outstanding under HPT’s revolving credit facility and for general business purposes.

On February 10, 2016, HPT gave notice that it would redeem at par plus accrued interest all $275.0 million of its 6.30% senior notes due 2016.  HPT expects to complete this redemption in March 2016 using cash on hand and borrowings under its revolving credit facility.

•                 Distribution of RMR Common Stock:  On December 14, 2015, HPT distributed to common shareholders 0.0166 shares of RMR common stock for each common share of HPT held as of the close of business on November 27, 2015.  In connection with this distribution, HPT recognized a non-cash loss of $36.8 million because the closing price of RMR common stock was lower than HPT’s carrying amount per share on the day RMR common stock was distributed to HPT’s shareholders. Since the distribution date, the trading price of RMR common stock has increased. If the trading price of RMR common stock on the distribution date had been at the current increased price per share, HPT would have recognized a lesser non-cash loss on the distribution.

Tenants and Managers: As of December 31, 2015, HPT had nine operating agreements with seven hotel operating companies for 302 hotels with 45,864 rooms, which represented 66% of HPT’s total annual minimum returns and rents.

•           Marriott Agreements: During the three months ended December 31, 2015, 122 hotels owned by HPT were operated by subsidiaries of Marriott International, Inc. (NASDAQ: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, and provides for annual minimum return payments to HPT of up to $68.4 million as of December 31, 2015 (approximately $17.1 million per quarter). Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement may be limited to available hotel cash flow after payment of operating expenses and funding of the FF&E reserve.  During the three months ended December 31, 2015, HPT realized returns under its Marriott No. 1 agreement of $17.1 million.  HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $106.2 million as of December 31, 2015 (approximately $26.6 million per quarter). During the three months ended December 31, 2015, HPT realized returns under its Marriott No. 234 agreement of $26.6 million.  During the three months ended December 31, 2015, HPT reduced the available security deposit by $1.1 million to cover shortfalls in hotel cash flows available to pay the returns due for the period. At December 31, 2015, the available security deposit from Marriott for the Marriott No. 234 agreement which HPT held to pay future payment shortfalls was $6.3 million and there was $30.7 million remaining under Marriott’s guaranty for up to 90% of the minimum returns due to HPT to cover future payment shortfalls after the available security deposit is depleted. HPT’s Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due to HPT for this hotel for the three months ended December 31, 2015 of $2.5 million was paid to HPT.

•           InterContinental Agreement: During the three months ended December 31, 2015, HPT realized returns and rents of $36.8 million under its agreement with subsidiaries of InterContinental which includes 93 hotels and requires annual minimum returns/rent to HPT of $151.2 million as of December 31, 2015 (approximately $37.8 million per quarter).  During the three months ended December 31, 2015, HPT replenished the available security deposit by $1.5 million from its share of hotel cash flows in excess of the returns and rents due for the period.  At December 31, 2015, the available InterContinental security deposit which HPT held to pay future payment shortfalls was $47.2 million.

•           Other Hotel Agreements: As of December 31, 2015, HPT’s remaining 87 hotels are operated under five agreements: one management agreement with Sonesta (31 hotels), requiring annual minimum returns of $82.3 million as of December 31, 2015 (approximately $20.6 million per quarter); one management agreement with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham (22 hotels), requiring annual minimum returns of $28.0 million as of December 31, 2015 (approximately $7.0 million per quarter); one management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels), requiring annual minimum returns of $22.0 million as of December 31, 2015 (approximately $5.5 million per quarter); one management agreement with a subsidiary of Carlson Hotels Worldwide, or Carlson (11 hotels), requiring annual minimum returns of $12.9 million as of December 31, 2015 (approximately $3.2 million per quarter); and one lease with a subsidiary of Morgans Hotel Group Co. (NASDAQ: MHGC) (1 hotel) requiring annual minimum rent of $7.6 million as of December 31, 2015 (approximately $1.9 million per quarter). Minimum returns and rents due to HPT are partially guaranteed under the Wyndham, Hyatt and Carlson agreements. There is no guarantee or security deposit for the Sonesta agreement and the minimum returns HPT receives under that agreement are limited to available hotel cash flow after payment of operating expenses.  The payments due to HPT under these agreements for the three months ended December 31, 2015 were paid to HPT.

•           Travel Center Agreements:  As of December 31, 2015, HPT had five leases with TA for 193 travel centers located along the U.S. Interstate Highway system requiring aggregate annual minimum rents of $257.7 million (approximately $64.4 million per quarter), which represent 34% of HPT’s total annual minimum returns and rents. As of December 31, 2015, all payments due to HPT from TA under these leases were current.

For the three months ended September 30, 2015, the aggregate coverage ratio of (x) total cash flow at the leased travel centers available to pay HPT’s minimum rent due from TA to (y) HPT’s minimum rent due from TA decreased to 1.75x from 1.79x for the three months ended September 30, 2014.  For the nine months ended September 30, 2015, the aggregate coverage ratio of (x) total cash flow at the leased travel centers available to pay HPT’s minimum rent due from TA to (y) HPT’s minimum rent due from TA increased to 1.80x from 1.70x for the nine months ended September 30, 2014. Coverage data for the three months and year ended December 31, 2015 for TA is currently unavailable.

Conference Call:

On Wednesday, February 24, 2016, at 10:00 a.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Chief Financial Officer and Treasurer, will host a conference call to discuss the results for the quarter and full year ended December 31, 2015.  The conference call telephone number is (877) 329-3720.  Participants calling from outside the United States and Canada should dial (412) 317-5434.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Wednesday, March 2, 2016.  To hear the replay, dial (412) 317-0088.  The replay pass code is 10079052.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s fourth quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Fourth Quarter 2015 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is managed by the operating subsidiary of The RMR Group Inc., an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO available for common shareholders and Normalized FFO available for common shareholders, EBITDA and Adjusted EBITDA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•

HPT EXPECTS THAT MARRIOTT WILL PAY HPT UP TO 90% OF ITS MINIMUM RETURNS INCLUDED IN HPT’S MARRIOTT NO. 234 AGREEMENT UNDER A LIMITED GUARANTY IF AND AFTER HPT DEPLETES THE SECURITY DEPOSIT IT HOLDS FOR ANY PAYMENT SHORTFALLS. THIS STATEMENT IMPLIES THAT MARRIOTT WILL FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR THAT ANY FUTURE SHORTFALLS IN THE MINIMUM RETURNS DUE TO HPT FROM ITS HOTELS MANAGED BY MARRIOTT WILL NOT EXHAUST THE GUARANTY AND SECURITY DEPOSIT HPT HOLDS. HOWEVER, THIS GUARANTY IS LIMITED IN AMOUNT AND EXPIRES ON DECEMBER 31, 2019, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF HPT’S HOTELS TO WHICH THE MARRIOTT LIMITED GUARANTY APPLIES OR AFTER MARRIOTT’S GUARANTY EXPIRES,

•

HPT EXPECTS THAT INTERCONTINENTAL WILL CONTINUE TO PAY THE MINIMUM RETURNS INCLUDED IN HPT’S MANAGEMENT AGREEMENT WITH INTERCONTINENTAL AND THAT HPT WILL UTILIZE THE SECURITY DEPOSIT IT HOLDS FOR ANY PAYMENT SHORTFALLS. HOWEVER, THE SECURITY DEPOSIT HPT HOLDS FOR INTERCONTINENTAL’S OBLIGATIONS IS FOR A LIMITED AMOUNT AND HPT CAN PROVIDE NO ASSURANCE THAT THE SECURITY DEPOSIT WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS DUE TO HPT FROM ITS HOTELS MANAGED BY INTERCONTINENTAL,

•

AS OF DECEMBER 31, 2015, APPROXIMATELY 68% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS FOR ITS HOTELS WERE SECURED BY GUARANTEES AND SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. FURTHER, THE SECURITY DEPOSITS ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH,

•

HPT HAS ENTERED AN AGREEMENT TO ACQUIRE A HOTEL FOR A PURCHASE PRICE OF $114.0 MILLION, AND HPT EXPECTS THAT IT WILL ADD THIS HOTEL TO ITS EXISTING MANAGEMENT AGREEMENT WITH INTERCONTINENTAL.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS. THESE TERMS AND CONDITIONS MAY NOT BE MET. AS A RESULT, THIS ACQUISITION AND THE EXPECTED MANAGEMENT ARRANGEMENT MAY BE DELAYED OR MAY NOT OCCUR OR THE TERMS MAY CHANGE,

•	HPT’S REVPAR GROWTH HAS EXCEEDED THE HOTEL INDUSTRY’S PERFORMANCE FOR TWELVE CONSECUTIVE QUARTERS. THIS STATEMENT MAY IMPLY THAT HPT’S REVPAR WILL CONTINUE TO

GROW AND EXCEED THE INDUSTRY’S PERFORMANCE.  HPT’S HOTEL BUSINESS IS SUBJECT TO VARIOUS RISKS AND FACTORS, SOME OF WHICH ARE BEYOND HPT’S CONTROL.  THERE CAN BE NO ASSURANCE THAT HPT’S REVPAR WILL CONTINUE TO GROW, OR THAT HPT’S REVPAR RESULTS WILL CONTINUE TO EXCEED THE INDUSTRY’S PERFORMANCE. THE REVPAR AT HPT’S HOTELS IN THE FUTURE MAY NOT EXCEED HOTEL INDUSTRY PERFORMANCE MEASURES AND IT MAY DECLINE,

•

THIS PRESS RELEASE STATES WHAT CERTAIN RESULTS, SUCH AS NORMALIZED FFO AVAILABLE FOR COMMON SHAREHOLDERS AND ADJUSTED EBITDA, WOULD HAVE BEEN FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2015, IF THE IMPACT OF THE $44.9 MILLION AND $62.3 MILLION, RESPECTIVELY, INCENTIVE FEE EXPENSE HPT RECOGNIZED UNDER ITS BUSINESS MANAGEMENT AGREEMENT WITH RMR HAD BEEN EXCLUDED. THE BUSINESS MANAGEMENT AGREEMENT REQUIRES HPT TO PAY AN INCENTIVE FEE TO RMR ANNUALLY IF THE CONDITIONS SPECIFIED UNDER THE AGREEMENT ARE MET AND AT AN AMOUNT BASED ON TOTAL SHAREHOLDER RETURN COMPARED TO THE SNL REIT HOTEL INDEX. HPT MAY BE REQUIRED TO PAY INCENTIVE FEES UNDER ITS BUSINESS MANAGEMENT AGREEMENT IN FUTURE PERIODS,

•

HPT INCURRED INCENTIVE FEES OF $62.3 MILLION UNDER ITS BUSINESS MANAGEMENT AGREEMENT WITH RMR FOR 2015 DUE TO HPT’S TOTAL SHAREHOLDER RETURNS FOR 2015 EXCEEDING THE SNL REIT HOTEL INDEX.  HPT MAY NOT REALIZE TOTAL SHAREHOLDER RETURNS IN EXCESS OF THE SNL REIT HOTEL INDEX IN FUTURE PERIODS, HPT’S TOTAL SHAREHOLDER RETURNS MAY BE LOWER THAN THE SNL REIT HOTEL INDEX IN FUTURE PERIODS, AND HPT COULD REALIZE NEGATIVE TOTAL SHAREHOLDER RETURNS IN FUTURE PERIODS, AND

•

THE TRADING PRICE OF RMR COMMON STOCK HAS INCREASED SINCE THE DISTRIBUTION OF RMR COMMON STOCK TO HPT’S SHAREHOLDERS. AN IMPLICATION OF THIS STATEMENT MAY BE THAT THE TRADING PRICE OF RMR COMMON STOCK WILL CONTINUE TO INCREASE OR WILL NOT DECLINE. THE MARKET VALUE OF RMR COMMON STOCK DEPENDS ON VARIOUS FACTORS, INCLUDING SOME THAT ARE BEYOND HPT’S CONTROL, SUCH AS MARKET CONDITIONS. THERE CAN BE NO ASSURANCE REGARDING THE PRICE AT WHICH RMR COMMON STOCK WILL TRADE.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

HOSPITALITY PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues:
Hotel operating revenues (1)	$390,910	$362,600	$1,634,654	$1,474,757
Rental income (2) (3)	75,554	67,103	283,115	258,062
FF&E reserve income (4)	976	830	4,135	3,503
Total revenues	467,440	430,533	1,921,904	1,736,322

Expenses:
Hotel operating expenses (1)	273,292	254,183	1,143,981	1,035,138
Depreciation and amortization	85,964	79,179	329,776	315,878
General and administrative (5)	56,017	4,468	109,837	45,897
Acquisition related costs (6)	389	2	2,375	239
Total expenses	415,662	337,832	1,585,969	1,397,152

Operating income	51,778	92,701	335,935	339,170

Dividend income	2,640	-	2,640	-
Interest income	12	14	44	77
Interest expense (including amortization of deferred financing costs and debt discounts of $1,476 and $1,458, and $5,849 and $5,491, respectively)	(36,980)	(35,385)	(144,898)	(139,486)
Loss on distribution to common shareholders of RMR common stock (7)	(36,773)	-	(36,773)	-
Loss on early extinguishment of debt (8)	-	-	-	(855)
Income (loss) before income taxes, equity in earnings (losses) of an investee and gain on sale of real estate	(19,323)	57,330	156,948	198,906
Income tax expense	(121)	(835)	(1,566)	(1,945)
Equity in earnings (losses) of an investee	(50)	28	21	94
Income (loss) before gain on sale of real estate	(19,494)	56,523	155,403	197,055
Gain on sale of real estate (9)	-	-	11,015	130
Net income (loss)	(19,494)	56,523	166,418	197,185
Preferred distributions	(5,166)	(5,166)	(20,664)	(20,664)
Net income (loss) available for common shareholders	$(24,660)	$51,357	$145,754	$176,521

Weighted average common shares outstanding (basic)	151,400	149,758	150,709	149,652
Weighted average common shares outstanding (diluted)	151,400	149,769	151,002	149,817

Net income (loss) available for common shareholders per common share:
Basic and diluted	$(0.16)	$0.34	$0.97	$1.18

See Notes on pages 11 and 12

HOSPITALITY PROPERTIES TRUST

RECONCILIATIONS OF FUNDS FROM OPERATIONS,

NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders: (10)
Net income (loss) available for common shareholders	$(24,660)	$51,357	$145,754	$176,521
Add (Less): Depreciation and amortization	85,964	79,179	329,776	315,878
Gain on sale of real estate (9)	-	-	(11,015)	(130)
FFO available for common shareholders	61,304	130,536	464,515	492,269
Add (Less): Acquisition related costs (6)	389	2	2,375	239
Business management incentive fees (5)	(17,383)	(6,951)	-	-
Loss on distribution to common shareholders of RMR common stock (7)	36,773	-	36,773	-
Loss on early extinguishment of debt (8)	-	-	-	855
Deferred percentage rent (3)	-	(2,129)	-	-
Normalized FFO available for common shareholders	$81,083	$121,458	$503,663	$493,363

Weighted average common shares outstanding (basic)	151,400	149,758	150,709	149,652
Weighted average common shares outstanding (diluted)	151,400	149,769	151,002	149,817

Basic and diluted per common share amounts:
FFO available for common shareholders (basic and diluted)	$0.40	$0.87	$3.08	$3.29
Normalized FFO available for common shareholders (basic)	$0.54	$0.81	$3.34	$3.30
Normalized FFO available for common shareholders (diluted)	$0.54	$0.81	$3.34	$3.29

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Calculation of EBITDA and Adjusted EBITDA: (11)
Net income (loss)	$(19,494)	$56,523	$166,418	$197,185
Add: Interest expense	36,980	35,385	144,898	139,486
Income tax expense	121	835	1,566	1,945
Depreciation and amortization	85,964	79,179	329,776	315,878
EBITDA	103,571	171,922	642,658	654,494
Add (Less): Acquisition related costs (6)	389	2	2,375	239
General and administrative expense paid in common shares (12)	379	1,403	4,105	6,344
Business management incentive fees (5)	(17,383)	(6,951)	-	-
Loss on distribution to common shareholders of RMR common stock (7)	36,773	-	36,773	-
Loss on early extinguishment of debt (8)	-	-	-	855
Deferred percentage rent (3)	-	(2,129)	-	-
Gain on sale of real estate (9)	-	-	(11,015)	(130)
Adjusted EBITDA	$123,729	$164,247	$674,896	$661,802

See Notes on pages 11 and 12

(1)         At December 31, 2015, HPT owned 302 hotels; 299 of these hotels are managed by hotel operating companies and three hotels are leased to hotel operating companies. At December 31, 2015, HPT also owned 193 travel centers; all 193 of these travel centers are leased to a travel center operating company under five lease agreements. HPT’s consolidated statements of comprehensive income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Certain of HPT’s managed hotels had net operating results that were, in the aggregate, $13,597 and $18,233 less than the minimum returns due to HPT in the three months ended December 31, 2015 and 2014, respectively, and $28,644 and $47,026 less than the minimum returns due to HPT in the year ended December 31, 2015 and 2014, respectively.  When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its consolidated statements of comprehensive income as a reduction of hotel operating expenses.  Hotel operating expenses were reduced by $2,002 and $5,185 in the three months ended December 31, 2015 and 2014, respectively, and by $2,574 and $9,499 in the years ended December 31, 2015 and 2014, respectively.  HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $11,595 and $13,048 in the three months ended December 31, 2015 and 2014, respectively, and $26,070 and $37,527 in the years ended December 31, 2015 and 2014, respectively, which represent the unguaranteed portions of HPT’s minimum returns from Sonesta.  Certain of HPT’s guarantees and its security deposits may be replenished by future cash flows from the applicable hotel operations pursuant to the terms of the respective operating agreements.  When HPT’s guarantees and its security deposits are replenished by cash flows from hotel operations, HPT reflects such replenishments in its consolidated statements of comprehensive income as an increase to hotel operating expenses.  HPT had $404 and $104 of guarantee and security deposit replenishments in the three months ended December 31, 2015 and 2014, respectively, and $27,231 and $5,727 of guarantee and security deposit replenishments in the years ended December 31, 2015 and 2014, respectively.

(2)         Rental income includes $3,760 and $453 in the three months ended December 31, 2015 and 2014, respectively, and $9,568 and $2,111 in the years ended December 31, 2015 and 2014, respectively, of adjustments necessary to record scheduled rent increases under certain of HPT’s leases, the deferred rent obligations under HPT’s travel center leases and the estimated future payments to HPT under its travel center leases for the cost of removing underground storage tanks on a straight line basis.

(3)         In calculating net income in accordance with GAAP, HPT generally recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. HPT includes estimated amounts of percentage rent in the calculation of Normalized FFO and Adjusted EBITDA for each quarter of the year. The fourth quarter Normalized FFO and Adjusted EBITDA calculations exclude the estimated amounts of percentage rent recognized during the first three quarters.

(4)         Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  HPT owns all the FF&E reserve escrows for its hotels.  HPT reports deposits by its tenants into the escrow accounts under its three hotel leases as FF&E reserve income.  HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(5)         Incentive fees under HPT’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in HPT’s consolidated statements of comprehensive income. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, each quarter.  Although HPT recognizes this expense, if any, each quarter for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO available for common shareholders or Adjusted EBITDA until the fourth quarter, which is when the actual incentive fee expense amount for the year is determined. We recorded $44,880 and reversed $6,951 of estimated incentive fees during the three months ended December 31, 2015 and 2014, respectively. Incentive fees were $62,263 and zero for the years ended December 31, 2015 and 2014, respectively.

HPT recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price HPT paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035, the then 20 year life of HPT’s business management agreement with the operating subsidiary of RMR as a reduction to business management fees, which are included in general and administrative expense.  General and administrative expense was reduced by $896 and $2,038 during the three and twelve months ended December 31, 2015.

(6)         Represents costs associated with HPT’s acquisition activities.

(7)         HPT recorded a $36,773 loss on the distribution to common shareholders of RMR common stock for the fourth quarter of 2015 as a result of the closing price of RMR common stock being lower than HPT’s carrying amount per share on the day RMR common stock was distributed to HPT’s shareholders.

(8)         HPT recorded a $726 loss on early extinguishment of debt in the first quarter of 2014 in connection with amending the terms of its unsecured revolving credit facility and unsecured term loan and the redemption of certain senior unsecured notes.  HPT recorded a $129 loss on early extinguishment of debt in the third quarter of 2014 in connection with the redemption of certain senior unsecured notes.

(9)         HPT recorded an $11,015 gain on sale of real estate in the second quarter of 2015 in connection with the sale of five travel centers.  HPT recorded a $130 gain on sale of real estate in the second quarter of 2014 in connection with the sale of one hotel.

(10)  HPT calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above.  FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income available for common shareholders calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO available for common shareholders differs from NAREIT’s definition of FFO available for common shareholders because HPT includes estimated percentage rent in the period to which HPT estimates that it relates rather than when it is recognized as income in accordance with GAAP, HPT includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and HPT excludes acquisition related costs, loss on distribution to common shareholders of RMR common stock and losses on early extinguishment of debt.  Elsewhere in this release, HPT also presents Normalized FFO excluding incentive management fees. HPT considers FFO available for common shareholders, Normalized FFO available for common shareholders and Normalized FFO available for common shareholders excluding incentive management fees to be appropriate measures of operating performance for a REIT, along with net income, net income available for common shareholders, operating income and cash flow from operating activities.  HPT believes that FFO available for common shareholders, Normalized FFO available for common shareholders and Normalized FFO available for common shareholders excluding incentive management fees provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders, Normalized FFO available for common shareholders and Normalized FFO available for common shareholders excluding incentive management fees may facilitate a comparison of HPT’s operating performance between periods and with other REITs.  FFO available for common shareholders, Normalized FFO available for common shareholders and Normalized FFO available for common shareholders excluding incentive management fees are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s qualification for taxation as a REIT, limitations in its revolving credit facility and term loan agreement and public debt covenants, the availability to HPT of debt and equity capital, HPT’s expectation of its future capital requirements and operating performance, and HPT’s expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income available for common shareholders, operating income or cash flow from operating activities determined in accordance with GAAP, or as indicators of HPT’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, net income available for common shareholders, operating income and cash flow from operating activities as presented in HPT’s consolidated statements of comprehensive income and consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than HPT does.

(11)  HPT calculates EBITDA and Adjusted EBITDA as shown above.  Elsewhere in this release, HPT also presents Adjusted EBITDA excluding management incentive fees. HPT considers EBITDA, Adjusted EBITDA and Adjusted EBITDA excluding management incentive fees to be appropriate measures of its operating performance, along with net income, net income available for common shareholders, operating income and cash flow from operating activities. HPT believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA excluding management incentive fees provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA, Adjusted EBITDA and Adjusted EBITDA excluding management incentive fees may facilitate a comparison of current operating performance with past operating performance.  EBITDA, Adjusted EBITDA and Adjusted EBITDA excluding management incentive fees do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, net income available for common shareholders, operating income and cash flow from operating activities as presented in HPT’s consolidated statements of comprehensive income and consolidated statements of cash flows.  Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(12)  Amounts represent the portion of business management fees that were payable in HPT’s common shares as well as equity based compensation for HPT’s trustees, its officers and certain other employees of HPT’s manager.  Beginning June 1, 2015, all business management fees are paid in cash.

HOSPITALITY PROPERTIES TRUST

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	As of December 31,
	2015	2014
ASSETS

Real estate properties:
Land	$1,529,004	$1,484,210
Buildings, improvements and equipment	6,740,423	6,171,983
Total real estate properties, gross	8,269,427	7,656,193
Accumulated depreciation	(2,218,499)	(1,982,033)
Total real estate properties, net	6,050,928	5,674,160
Cash and cash equivalents	13,682	11,834
Restricted cash (FF&E reserve escrow)	51,211	33,982
Due from related persons	50,987	40,253
Other assets, net	240,789	222,333
Total assets	$6,407,597	$5,982,562

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$465,000	$18,000
Unsecured term loan	400,000	400,000
Senior unsecured notes, net of discounts	2,413,995	2,412,135
Convertible senior unsecured notes	8,478	8,478
Security deposits	53,579	33,069
Accounts payable and other liabilities	179,783	106,903
Due to related persons	69,514	8,658
Dividends payable	5,166	5,166
Total liabilities	3,595,515	2,992,409

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, no par value; 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference of $290,000	280,107	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 151,547,288 and 149,920,449 shares issued and outstanding, respectively	1,515	1,499
Additional paid in capital	4,165,911	4,118,551
Cumulative net income	2,881,657	2,715,239
Cumulative other comprehensive income (loss)	(15,523)	25,804
Cumulative preferred distributions	(321,313)	(300,649)
Cumulative common distributions	(4,180,272)	(3,850,398)
Total shareholders’ equity	2,812,082	2,990,153
Total liabilities and shareholders’ equity	$6,407,597	$5,982,562